Executive Committee Resolution #3120 (passed November 2, 1987)



         RESOLVED that Board Resolution No. 12324 of August 19, 1985, is replaced and superseded as follows:

         WHEREAS, Principal Mutual Life Insurance Company intends to issue individual variable life insurance policies for which a separate account must be established;

         WHEREAS, payments under these policies may be allocated by policy-owners to one or more investment alternatives;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby created and established a separate account, to be known as the Variable Life Separate Account, for the receipt of payments under variable life insurance policies to be issued by the Company.

         BE IT FURTHER RESOLVED, that there are hereby established, for the purpose of providing alternate investment choices for variable life policyowners, six separate divisions within the Variable Life Separate Account, an Aggressive Growth Division, a Bond Division, a Common Stock Division, a High Yield Division, a Managed Division and a Money Market Division. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for policies participating in a division of the Variable Life Separate Account shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other division of the Variable Life Separate Account, or any other separate account, or the general account of the Company.

         BE IT FURTHER RESOLVED, that the appropriate officers of the Company, as shall be designated by the President or Chairman of the Board, are hereby authorized and directed to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such variable life insurance contracts.

         BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized if necessary to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Investment Company Act of 1940, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such unit investment trust or trusts.

         BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized to take such further action as in their judgment may be necessary or desirable to effect the registration of such variable life insurance contracts and of such unit investment trust or trusts.

Board Resolution #12503 (passed February 22-23, 1988)



          RESOLVED, that Board Resolution No. 12057, October 18-19, 1982, is amended and superseded by the following resolution, and all references in other resolutions to that resolution, or resolutions which it replaced, are amended to refer to this superseding resolution:

          BE IT RESOLVED, that either the Chief Executive Officer, or the President, is authorized to designate officers who shall have the power and authority, acting directly or through other officers and employees to whom they may delegate the power and authority:

          1. To prepare an issue or amend appropriate individual life policies, annuity contracts, disability and double indemnity riders or contracts, and settlement option contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine premiums, fees or charges, non-forfeiture values, and policy loan rates; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

          2. To prepare and issue or amend appropriate individual health policies or contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine the premiums, fees or charges and non-forfeiture values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

          3. To prepare and issue or amend appropriate group policies, contracts, riders, amendments and other forms, including, but not limited to, life plans, disability benefit plans, health plans, dental plans, annuity plans and all other forms and plans, contracts or agreements pertaining to or utilized in connection with pension, profit sharing and other deferred compensation plans; to determine the plans and benefits to be offered which may include coverage on dependents as well as the participants in the plans; to determine the underwriting practices, including the exclusions, restrictions, amount limits, and classification of risks; to determine premiums, fees or charges and values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.

          4. To prepare, issue or amend appropriate individual or group contracts, policies or annuities providing for a separate account or accounts and to establish, maintain, amend and discontinue such account or accounts as are deemed necessary or advisable.

          5. To enter into reinsurance and coinsurance contracts and treaties; to take such actions as are required to liberalize, restrict or otherwise change benefits, values and underwriting practices with respect to any class or classes of persons or policyholders; to cause the general account or any account maintained by the Company to be segmented for the purposes of crediting investment results separately to any class or classes of policyholders; to enter into contracts or agreements wherein the Company undertakes to provide formed insurance companies or other subsidiaries, the stock of which will be owned directly or indirectly by the Company.

          6. To do those other things deemed necessary or desirable to carry out the business of Principal Mutual Life Insurance Company within the powers of the corporation.

          BE IT FURTHER RESOLVED, that either the corporate secretary or the general counsel is authorized to certify the powers of the corporation and the powers and authority of the officers or employees.

MEMORANDUM

January 3, 1996

TO        Dave Drury, Officers, S-6, x7-5921

FROM      John Aschenbrenner, Ind. Staff, G-12, x7-5927

RE        New Divisions for Variable Life Separate Account


     In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988, I have created the following new divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by the variable life insurance policy Principal Mutual will issue in the near future:

          1. Aggressive Growth Division;

          2. Asset Allocation Division;

          3. Government Securities Division;

          4. Growth Division;

          5. World Division;

          6. Fidelity Contrafund Division;

          7. Fidelity Equity Income Division; and

          8. Fidelity High-Income Division.

     In addition, I have directed that the name of the Common Stock Division be changed to the Capital Accumulation Division and the name of the existing Aggressive Growth Division be changed to the Emerging Growth Division.



/s/ John Aschenbrenner
-----------------------------------------
John Aschenbrenner

JA/sal

cc        Barry Griswell

Memorandum

DATE:        January 20, 1998

TO:          Dave Drury, Officers.  S-6, X7-5921

FROM:        John Aschenbrenner, Ind.  Staff, G-12, X7-5927

RE:          New Divisions for Variable Life Separate Account

CC:          Steve Jones, Barry Griswell

Eleven new divisions are being added to PrinFlex Variable Life to be effective May 1, 1998. In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988. I have created the following divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by variable life insurance policies issued by Principal
Mutual:


1. International SmallCap Division--will invest in shares of the International SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management:

2. MicroCap Division--will invest in shares of the MicroCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Goldman Sachs Asset Management;

3. MidCap Growth Division--will invest in shares of the MidCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Dreyfus Corporation:

4. Putnam Global Asset Allocation Division--will invest in shares of Putnam VT Asset Allocation Fund, Inc. The Fund is managed by Putnam Investment Management, Inc.;

5. Putnam Vista Division--will invest in shares of Putnam VT Vista Fund, lnc. The Fund is managed by Putnam Investment Management, Inc.;

6. Putnam Voyager Division--will invest in shares of Putnam VT Voyager Fund, Inc. The Fund is managed by Putnam Investment Management, Inc.;

7. Real Estate Division--will invest in shares of the Real Estate Account of the Principal Variable Contracts Fund, Inc. The Account is to be managed by Principal Management Corporation;

8. SmallCap Division-will invest in shares of the SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

9. SmallCap Growth Division-will invest in shares of the SmallCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Berger Associates;


Dave Drury
Page Two
January 20, 1998



10. SmallCap Value Division--will invest in shares of the SmallCap Value Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by JP Morgan Asset Management;

11. Utilities Division--will invest in shares of the Utilities Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by lnvista Capital Management.


In addition, I have directed that the name of the Capital Accumulation Division be changed to the Capital Value Division; that the name of the World Division be changed to the International Division; and that the name of the Emerging Growth Division be changed to the MidCap Division.


/s/ John Aschenbrenner
--------------------------------------
John Aschenbrenner

DATE:   January 22,1999

TO:     Dave Drury

FROM:   John Aschenbrenner, Ind. Staff, G-12, x75927

RE:     New Division for Variable Life Separate Account

CC:     Steve Jones, Barry Griswell, Joyce Hoffman

One new division is being added to Flexible Premium Variable Universal Life to be effective May 1, 1999. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have created the following division for the Variable Life Separate Account to reflect the funding options that will be utilized by variable life insurance policies issued by Principal Life:

     1. Stock Index 500 Division--will invest in shares of the Stock Index 500 Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management, LLC;

In addition, effective July 1, 1999, Survivorship Flexible Variable Universal Life will be introduced and will be using all of the existing divisions (except the High Yield Division) of the Variable Life Separate Account.



/s/ John Aschenbrenner
-----------------------------------------
John Aschenbrenner